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                                                                    Exhibit 3.51

                                                           FILED AND CERTIFICATE
                                                                   ISSUED

                                                                 DEC 29 1994
                       MISSOURI ARTICLES OF ORGANIZATION
                                                                 [SIGNATURE]
                                                              SECRETARY OF STATE
                ARTICLES OF ORGANIZATION OF NUTRA-BLEND, L.L.C.
                      A MISSOURI LIMITED LIABILITY COMPANY

     The undersigned hereby forms a Limited Liability Company under the Missouri Limited Liability Company Act and adopts as the Articles of Organization of such Limited Liability Company the following:

                                ARTICLE I - NAME

     The name of the Limited Liability Company is NUTRA-BLEND, L.L.C. (the "Company").

                              ARTICLE II - PURPOSE

     The Company is organized for the purpose of (1) production, sale and distribution of animal feed products and other agricultural products; and (2) the transaction of any or all lawful business for which a limited liability company may be organized under Sections 347.010 to 347.187 (The Missouri Limited Liability Company Act).

                ARTICLE III - REGISTERED OFFICE/REGISTERED AGENT

     The address of the Company's registered office in the State of Missouri is as follows:

               Route 6, Box 145
               Neosho, Missouri  64850

     The name of the Company's initial registered agent in the above office is as follows:

               Jerry E. Wells

                            ARTICLE IV - MANAGEMENT

     Management of the Company is vested in one or more managers.


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                     ARTICLE V - LATEST DATE OF DISSOLUTION

     The latest date upon which the Company will dissolve is December 31, 2024.

                                   ARTICLE VI

     The remaining members of the Company shall have the right to continue the business of the Company on the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member, or the occurrence of any other event which terminates the continued membership of a member in the Company, only upon the affirmative vote of a majority in interest of the remaining members of the Company.

                            ARTICLE VII - ORGANIZERS

     The name and address of the organizer of the Company is as follows:

          Thomas E. Carew, Esq.
          HILLIX, BREWER, HOFFHAUS, WHITTAKER & WRIGHT, L.L.C.
          Fourth Floor
          Two Crown Center
          2420 Pershing Road
          Kansas City, Missouri 64108-2537


                            ARTICLE VIII - TAXATION

     The Company will not be considered a corporation for purposes of taxation.

     These Articles of Organization are dated this 28th day of December, 1994.


                                         /s/ Thomas E. Carew
                                         ---------------------------------------
                                         Thomas E. Carew, Organizer



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STATE OF MISSOURI     )
                      )
COUNTY OF             )


     On this 28th day of December, 1994, before me personally appeared Thomas
E. Carew who acknowledged himself to be the Organizer of NUTRA-BLEND, L.L.C., and that he, as such Organizer being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Company by himself as Organizer.

     In witness whereof, I have hereunto set my hand and official seal.


                                         /s/ SUZANNE M ORF
                                         --------------------------------------
                                         Notary Public

My Commission Expires:

                                                   SUZANNE M ORF
      3-2-97                                 NOTARY PUBLIC - NOTARY SEAL
----------------------                           STATE OF MISSOURI
                                                   JACKSON COUNTY
                                           MY COMMISSION EXP. MAR. 2, 1997





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